UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 6, 2023

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On January 6, 2023, the Board of Directors ("Board") of PPL Corporation ("PPL" or the "Company") elected Linda G. Sullivan a director of the Company, effective January 10, 2023.

Ms. Sullivan has served on the board of directors of NorthWestern Corporation d/b/a NorthWestern Energy, a publicly-traded electric and gas utility, since 2017. On NorthWestern's board, Ms. Sullivan serves as the chair of the audit committee, and as a member of the safety, environmental, technology and operations committee. Ms. Sullivan also serves on the board of directors of AltaGas Ltd., a Canadian publicly-traded utility and midstream energy company, as the chair of its audit committee and a member of its compensation committee.

From 2014 to 2019, Ms. Sullivan served as the executive vice president and chief financial officer of American Water Works Company, Inc., a water utility with a market capitalization of more than $20 billion. Prior to American Water, Ms. Sullivan spent 23 years in various capacities at Southern California Edison Company, its parent, Edison International, and other Edison subsidiaries. Ms. Sullivan is a certified public accountant (inactive) and a certified management accountant and, prior to her time at Edison, served as a senior auditor with Arthur Anderson, LLP.

Ms. Sullivan will serve on the Compensation Committee and the Finance Committee of the Board. The Board has determined that Ms. Sullivan satisfies the requirements for "independence" as set forth in the Company's Independence Guidelines and the applicable rules of the New York Stock Exchange.

As a non-employee director, Ms. Sullivan will receive the same compensation paid to other non-employee directors of PPL in accordance with the policies and procedures previously approved by the Board for non-employee directors. There were no arrangements or understandings pursuant to which Ms. Sullivan was elected, nor are there any relationships or related transactions between the Company and Ms. Sullivan to be disclosed under applicable rules of the Securities and Exchange Commission.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On January 11, 2023, the Company issued a press release announcing Ms. Sullivan's election. A copy of that press release is furnished as Exhibit 99.1 to this Report. In addition to the announcement of Ms. Sullivan's election, Exhibit 99.1 also provides additional information that will be discussed in greater detail on the Company's previously announced teleconference and webcast regarding capital investment plans, cost saving initiatives and business outlook, to be held at 11 a.m. Eastern Time on January 11, 2023.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	January 11, 2023 press release announcing the election of Linda G. Sullivan as a director of PPL Corporation and other information regarding the Company's previously announced investor conference call.
	104 -	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

As provided in General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  January 11, 2023